EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Executive Officer and Chief Financial Officer of Global System Dynamics, Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. §1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K for the period ended December 31, 2022 (“Form 10-K”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Rick Iler
Name:	Rick Iler
Title:	Principal Executive Officer, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date:	May 26, 2023